Exhibit 10.15

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) made by and between TITAN INVESTMENTS I, LLC, a Delaware limited liability company (“Titan I”) and ANTHONY J. PATINELLA, JR. (“Patinella”, with Titan I and Patinella being collectively referred to herein as “Sellers”) and RAP STUDENT HOUSING PROPERTIES, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H :

WHEREAS, Titan I is the owner of a ninety-nine percent (99%) ownership interest (the “Titan I Ownership Interest”) in Titan Investments II, LLC, a Delaware limited liability company (the “Company”), created pursuant to that certain Amended and Restated Limited Liability Company Agreement of Titan Investments II, LLC dated April 12, 2004 executed by Titan I and Patinella (the “LLC Agreement”), and Patinella is the owner of a one percent (1%) ownership interest (the “Patinella Ownership Interest”) in the Company, created pursuant to the LLC Agreement; and

WHEREAS, the Company is a Member in American Campus-Titan, LLC, a Delaware limited liability company (“ACT I”) and a Member in American Campus-Titan II, LLC, a Delaware limited liability company (“ACT II”); and

WHEREAS, ACT I is the sole member in the limited liability companies (the “ACT I Subsidiaries”) described on Exhibit “A” attached hereto, which ACT I Subsidiaries are the owners (directly or indirectly) of those certain real estate projects described on Exhibit “A” attached hereto (the “ACT I Projects”); and

WHEREAS, ACT II is the sole member in the limited liability company (the “ACT II Subsidiary”) described on Exhibit “B” attached hereto, which ACT II Subsidiary is the ground lessee of that certain real estate project described on Exhibit “B” attached hereto (the “ACT II Project”); and

WHEREAS, Purchaser desires to purchase the Interests (hereinafter defined) from Sellers and Sellers desire to sell the Interests to Purchaser, upon and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, representations and warranties set forth herein, Sellers and Purchaser do hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated:

Section 1.1 “ACT I Contracts” means the construction contracts, architect agreements, engineering agreements, service contracts, maintenance contracts, employment agreements, debt instruments, and other contracts or agreements binding upon ACT I, the ACT I Subsidiaries or the ACT I Projects, and all amendments or modifications thereof.

Section 1.2 “ACT II Contracts” means the construction contracts, architect agreements, engineering agreements, service contracts, maintenance contracts, employment agreements, debt instruments and other contracts or agreements binding upon ACT II, the ACT II Subsidiary or the ACT II Project, and all amendments or modifications thereof.

Section 1.3 “Affiliate” means, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person, and shall be deemed to include a spouse, parent or child of such first Person, and a director, manager or executive officer of such first Person.

Section 1.4 “Business Day” means any day other than a Saturday, Sunday or day on which the banks in New York are authorized or obligated by law to be closed.

Section 1.5 “Company Contracts” means the contracts or agreements affecting or binding upon the Company which are described on Exhibit “C” attached hereto, as amended as provided on Exhibit “C”.

Section 1.6 “Effective Date” means the date on which this Agreement is executed by the last to execute of Sellers and Purchaser.

Section 1.7 “Interests” means, collectively, ninety-five percent (95%) of the Titan I Ownership Interest and ninety-five percent (95%) of the Patinella Ownership Interest, and ninety-five percent (95%) of all other right, title and interest of any kind or nature of Sellers, or either of them, in, to and under the LLC Agreement and in and to the Company.

Section 1.8 “Land” means the parcel or parcels of land which comprise the Projects which are owned or ground leased, as the case may be, by the Subsidiaries.

Section 1.9 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, business trust, government or agency or political subdivision, unincorporated organization or other entity of whatever nature.

Section 1.10 “Personal Property” means all equipment, furniture, fittings, fixtures and articles of personal property affixed or attached to, installed or placed in or upon the Projects and used for or useable in any present or future enjoyment, occupancy or operation of the Projects which is owned by the Subsidiaries.

Section 1.11 “Projects” means, collectively, the ACT I Projects and the ACT II Project.

Section 1.12 “Properties” means the following as to each Project:

(a) the Land, and all easements, rights and appurtenances therein or thereto;

(b) any improvements, buildings, structures and fixtures located on the Land; and

(c) the Personal Property.

Section 1.13 “Subsidiaries” means, collectively, the ACT I Subsidiaries and the ACT II Subsidiary.

Section 1.14 “To Seller’s Knowledge” or any similar term means the actual knowledge, without inquiry, at the time at which a representation or warranty is made, of Stuart R. Davis and/or Anthony J. Patinella, Jr.

ARTICLE II

SALE AND PURCHASE/PURCHASE PRICE

Section 2.1 Sale and Purchase of Interests. Sellers agree to sell and convey, and Purchaser agrees to purchase, the Interests, subject to the terms and conditions of this Agreement.

Section 2.2 Purchase Price/Payment. The total purchase price (the “Purchase Price”) for the Interests shall be Five Million Seven Hundred Twenty-Six Thousand Three Hundred Sixty-Seven and No/100 Dollars ($5,726,367.00). The Purchase Price shall be payable by Purchaser at Closing by wire transfer of immediately available federal funds for credit on the day of Closing in the account identified on Exhibit “D” attached hereto or any replacement account hereafter designated by Sellers by written notice to Purchaser identifying the replacement bank account and the wiring instructions therefor.

ARTICLE III

INSPECTION

Section 3.1 Sellers’ Deliveries. Prior to or concurrently with the execution hereof, Sellers shall deliver to Purchasers true, accurate and complete copies of the following (collectively, the “Submission Materials”):

(a) The Articles of Organization of the Company, each Certification of Qualification of the Company, the LLC Agreement, and any and all amendments thereof.

(b) Unaudited financial statements (to include income statements and balance sheets) for the Company for the years 2002, 2003 and 2004 (as of June 30, 2004).

(c) Intentionally omitted.

(d) Tax Returns (federal and state) for the Company for the year 2003.

(e) Any and all ACT I Contracts and ACT II Contracts which were signed by Sellers, or either of them, or any Affiliate of them, or Stuart R. Davis, on behalf of ACT I, ACT II or any of the Subsidiaries that Purchaser specifically requests (orally or in writing) that Seller deliver to Purchaser (which ACT I Contracts or ACT II Contracts shall be delivered within two Business Days after such request).

(f) Any and all Company Contracts (other than those referred to in Paragraph 1 of Exhibit “C”).

(g) Any and all organizational minutes, minutes, resolutions or approvals of the Company or its Members or Managers.

(h) A complete schedule of any and all property and other assets owned by the Company, other than its membership interests in ACT I and ACT II.

Purchaser agrees that Purchaser will, upon request therefor by Sellers, acknowledge in writing its receipt of Submission Materials as and when received by Purchaser.

ARTICLE IV

CLOSING

Section 4.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be conducted through an escrow with LandAmerica Title Company, 655 Third Ave., New York, New York 10017, Attention: Brian Henry (the “Escrow Agent”) on that date (the “Closing Date”) which is the date of the closing of the initial public offering of American Campus Communities, Inc. (the “IPO Closing”). Purchaser shall give Sellers written notice of the date on which the IPO Closing will occur not less than three (3) Business Days prior to such date but not more than ten (10) Business Days prior to such date. In the event that the Closing has not occurred on or before the date set forth in Section 2.1(c) of the Contribution Agreement (hereinafter defined), then this Agreement shall thereupon automatically terminate and neither Sellers nor Purchaser shall have any further duties or obligations hereunder, except as otherwise expressly set forth herein. On or before the Closing Date, Sellers shall deposit with the Escrow Agent the

Assignment and all of the other documents that Sellers are required to deliver to Purchaser at the time of the Closing, together with instructions consistent with this Agreement.

Section 4.2 Documents and Payment to be Delivered at the Closing. At the Closing:

(a) Purchaser shall pay the Purchase Price to Sellers in the manner required by Section 2.2.

(b) Each Seller shall execute, acknowledge and deliver to Purchaser an Assignment of Interest (“the “Assignment”) in the form attached hereto as Exhibit “E” attached hereto.

(c) Each Seller shall execute and deliver to Purchaser a certification of non-foreign status, in form required by the Internal Revenue Code Section 1445 and the regulations issued thereunder. Sellers understand that such certifications will be retained by Purchaser and will be made available to the Internal Revenue Service on request.

(d) Sellers shall cause Stuart R. Davis, Anthony J. Patinella, Jr. and any other Affiliates of Sellers, or either of them, who hold any of such positions with the Company, ACT I, ACT II or any Subsidiary to execute immediate resignations from all committees, boards, offices and other positions of the Company, ACT I, ACT II and the Subsidiaries, in form and substance satisfactory to Purchaser. Sellers shall, to the extent that Purchaser specifically notifies Sellers in writing that it is necessary, notify any applicable third parties to the ACT I Contracts, ACT II Contracts or Company Contracts that Sellers and Stuart R. Davis are no longer designated representative of ACT I, ACT II, the Company, the Subsidiaries or the Properties.

(e) Intentionally Omitted.

(f) Sellers shall execute and/or deliver such other instruments or documents which by the terms of this Agreement are to be delivered by Sellers at Closing and any other documents reasonably requested by Purchaser and that are consistent with the terms hereof.

(g) Purchaser shall execute and/or deliver such other instruments or documents which by the terms of this Agreement are to be delivered by Purchaser at Closing and any other documents reasonably requested by Sellers and that are consistent with the terms hereof.

(h) Titan I shall deliver to Purchaser a certified copy of such entity documents of Titan I and resolutions and/or consents of Titan I’s members and/or managers as are reasonably necessary to demonstrate that the transactions contemplated hereby have been authorized by all necessary entity action of Titan I.

(i) Each Seller shall, and Sellers shall cause Stuart R. Davis to, execute and deliver, and Purchaser shall and Purchaser shall cause each of ACT I, ACT II, the Company and the Subsidiaries to execute and deliver, the Mutual Waiver and Release of Claims in form and substance as set forth on Exhibit “F” attached hereto.

(j) Concurrently with (but effective immediately prior to) the Closing, the limited liability company agreements of ACT I and ACT II will be modified by the current members thereof to eliminate or reduce the promoted interests of the Company thereunder.

(k) Sellers and Purchaser, as applicable, shall execute and file any required transfer tax declarations or forms relative to the assignment and transfer of the Interests. Purchaser shall pay any transfer taxes required to be paid in connection with this Agreement and the Other Agreement, and, subject to Section 4.3 hereof, Purchaser shall indemnify Sellers against all claims arising from any failure to pay any applicable transfer taxes.

(l) If not previously so assigned, the office lease referenced in Paragraph 3 of Exhibit “C” shall be assigned to an Affiliate of Sellers, and Sellers will deliver to Purchaser an original of the unconditional release of the Company from all debts, duties, liabilities and obligations under, the office lease referenced in Paragraph 3 of Exhibit “C” attached hereto, duly executed and acknowledged by the landlord and its lender; provided that, if such release is not obtained by the Closing, Sellers shall indemnify and hold harmless Purchaser and the Company against all claims, liabilities and obligations arising under such lease after the Closing, and shall cause this indemnity obligation to be guaranteed by Stuart R. Davis.

(m) At or prior to Closing, Sellers shall cause Titan Management I, LLC to terminate any and all employees of Titan Management I, LLC. In addition, Sellers shall cause Titan Management I, LLC to transfer its responsibilities as plan administrator and/or sponsor of any 401k Plan or similar plan, and to resign as plan administrator and/or sponsor and shall cause the transferee plan administrator or sponsor to accept such position, and Sellers shall, at the Closing, deliver to Purchaser copies of the member resolutions of Titan Management I, LLC and such transferee plan administrator and/or sponsor authorizing such transfer.

Any of the foregoing obligations not performed at or through the Closing shall survive the Closing.

Section 4.3 Indemnification Obligations. If the Closing occurs, then the parties shall have the following respective indemnification obligations, which shall survive the Closing:

(a) Indemnification by Sellers. Sellers shall protect, defend, indemnify and hold Purchaser harmless from and against: (i) any “Claim”, as hereinafter defined, in any way related to the Interests or the Company and arising or accruing prior to the Closing, except only (y) claims imputed to the Company solely because the Company is a member in ACT I or ACT II or because the Company has taken action on behalf of ACT I, ACT II or any Subsidiary which is either (A) contemplated by an approved construction budget for a Project or (B) taken on behalf of ACT I, ACT II or any Subsidiary in the ordinary or normal course of business of such entity and which does not cause any such construction budget to be exceeded and (z) claims by any member of ACT I or ACT II other than the Company pursuant to any agreement referenced in Paragraph 1 of Exhibit “C” attached hereto and (ii) any Claim that results from any breach or default by Sellers, or either of them, of any obligation under this Agreement that survives the Closing, including without limitation any breach of any warranty or representation made under Section 6.1 or Section 6.2 that survives the Closing, or any agreement executed by Sellers at or after the Closing pursuant hereto;

(b) Indemnification by Purchaser. Purchaser shall protect, defend, indemnify and hold Sellers harmless from and against: (i) any Claim in any way related to the Interests or the Company and arising or accruing after the Closing Date and during Purchaser’s ownership thereof and (ii) any Claim that results from any breach or default by Purchaser under this Agreement or any agreement executed by Purchaser pursuant hereto.

(c) Notwithstanding any other provisions of this Section 4.3, any Claim under this Section 4.3 shall be subject to the provisions of Section 8.3 and the limitations set forth therein.

(d) Generally. The foregoing indemnification obligations under this Agreement shall be subject to the following provisions:

(i) The party seeking indemnification (“Indemnitee”) shall notify the other party (“Indemnitor”) of any Claim against Indemnitee within thirty (30) days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to either discharge or undertake to defend Indemnitee against such liability within thirty (30) days after Indemnitee gives Indemnitor written notice of the same or shall fail thereafter to use reasonable diligence to defend Indemnitee against such Claim, then Indemnitee may itself defend such Claim and/or settle such Claim, and Indemnitor’s liability to Indemnitee shall be established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defending itself and effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed qualified counsel to conduct the defense of such action or shall have failed to use reasonable diligence in such defense, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

(ii) As used herein, “Claim” means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including any judgment, award, settlement, reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim [including appellate proceedings], and any collection costs or enforcement costs).

Section 4.4 Sellers’ Post-Closing Obligations. Following the Closing, (a) Sellers shall promptly forward to Purchaser any correspondence, materials documents, notices, demands or other materials received by Sellers, or either of them, or their Affiliates, in connection with or relating to the liabilities, obligations, business, assets, debts, records or affairs of the Company, ACT I, ACT II, the Subsidiaries or the Properties, and (b) Sellers shall not, and shall not permit their Affiliates to, hold themselves out as representing or acting on behalf of the Company, ACT I, ACT II, the Subsidiaries or the Properties. The obligations of Sellers and Purchaser under this Section 4.4 shall survive the Closing.

Section 4.5 Sequence of Events. Sellers and Purchaser agree that the distribution of assets provided for in Paragraph (a) under the heading “On the Closing Date” on Exhibit A to the Contribution Agreement (herein so called) of even date herewith between American Campus Communities, Inc., and American Campus Communities Operating Partnership LP, on the one hand, and Reckson Strategic Venture Partners, LLC and RAP-ACP, LLC on the other hand, will occur concurrently with (but be effective prior to) the Closing under this Agreement.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Conditions to Purchaser’s Obligation to Close. Purchaser’s obligation to purchase the Interests is subject to the satisfaction of the following conditions precedent, any or all of which may be only waived by Purchaser in writing:

(a) Sellers’ representations and warranties set forth in Section 6.1 and Section 6.2, and Guarantor’s (hereinafter defined) representations and warranties under the Guaranty (hereinafter defined) shall be true and correct in all material respects, and Sellers shall not be in default hereunder; and

(b) All consents required for the IPO Closing shall have been received, and the IPO Closing shall actually occur and be consummated.

Section 5.2 Conditions to Sellers’ Obligation to Close. Sellers’ obligations to close the sale of the Interests is subject to the satisfaction of the following conditions precedent, any or all of which may be only waived by Titan I in writing:

(a) The simultaneous occurrence of the closing under the Purchase and Sale Agreement of even date between the Sellers and RAP-RSVP Titan 5 LLC providing for the sale of five percent (5%) interests in the Titan I Ownership Interest and the Patinella Ownership Interest.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.1 Representations and Warranties by Sellers Regarding Sellers and the Company. Sellers hereby jointly and severally represent and warrant to Purchaser that, as of the date hereof and (except as otherwise limited hereinbelow) at Closing (and wherever any such representations or warranties are limited to “as of the date hereof”, such representations and warranties will be deemed remade by Sellers as of the Closing Date unless and to the extent that, prior to Closing Sellers notify Purchaser in writing of any modification to such representation reflecting current facts not existing as of the date hereof):

(a) Authority; Binding on Seller; Enforceability. Titan I and the Company are duly organized, validly existing and in good standing in their jurisdictions of formation, and the Company is qualified to do business in each jurisdiction where it is required to be qualified under applicable law. Sellers have full legal power and authority to execute, deliver and perform this Agreement. Sellers have obtained any consents and/or waivers required (other than any consents or waivers required under any agreements between the Company and other members of ACT I and ACT II, including the operating agreements of ACT I and ACT II, and other than any consents and waivers required from any lender to any of the Subsidiaries or any lender to the other members of ACT I or ACT II or any Affiliates of such members), have received any approvals required from governmental agencies, and have taken any other action required for Sellers to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not violate any provisions of the Articles of Organization of the Company or Titan I, the LLC Agreement or the operating agreement or limited liability company agreement of Titan I. The provisions of this Agreement are the valid and enforceable obligations of Sellers. This Agreement has been executed by a duly authorized representative of Titan I. The Titan Ownership Interest and the Patinella Ownership Interest together constitute 100% of the interests in the Company.

(b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and any documents to be executed by Sellers (or either of them) hereunder and the performance by Sellers of their obligations hereunder and thereunder do not (i) conflict with any provision of any law or regulation applicable to Sellers or the Company; (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Sellers or the Company is a party or by which Sellers or the Company is bound (other than any agreements between the Company and other members of ACT I and ACT II, including the operating agreements of ACT I and ACT II, and other than any document evidencing or securing a loan to any of the Subsidiaries or any other members of ACT I or ACT II or any Affiliates of such members) or any order or decree applicable to Sellers or the Company; or (iii) result in the creation or imposition of any lien on the Interests. No consents, approvals, authorizations or orders of any court or governmental agency or body are required for the execution, delivery and performance by Sellers of this Agreement.

(c) Legal Action. As of the date hereof, there is no decree, judgment, action, suit or proceeding pending, or to Sellers’ Knowledge, threatened against Sellers or the Company in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Sellers to perform its obligations under this Agreement or materially and adversely affect the ability of Sellers to sell the Interests. As of the date hereof, there are no actions, suits or proceedings pending, or any order, injunction or decree outstanding or existing that relates to, or has been brought against any Seller, the Company or the Interests.

(d) Bankruptcy. Neither Sellers nor the Company has filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor, as of the date hereof, has any such petition been filed against Sellers or the Company.

(e) No Transfer, Lien or Encumbrance. Sellers are the sole and only owners and holders of the Interests and all components thereof. The Interests are free and clear of any lien, security interest, pledge, assignment, mortgage or encumbrance. Sellers have not sold, mortgaged, transferred, pledged, granted, hypothecated or assigned the Interests, or any portion thereof, or any interest therein.

(f) Debts, Liabilities and Obligations. The Company has no debts, liabilities or obligations (contingent or otherwise) which are not embodied within the Company Contracts or reflected on the financial statements of the Company delivered to Purchaser pursuant to Section 3.1(c) hereinabove. For purposes hereof, the Company shall not be deemed to have debts, liabilities or obligations to the extent such debts, liabilities or obligations are not those of the Company, but merely might be legally imputed to Company solely as a result of its being a member in ACT I or ACT II (nothing herein shall be deemed to imply or admit that any such debts, liabilities or obligations are or may be so imputed to the members of ACT I or ACT II) or because the Company has taken action on behalf of ACT I, ACT II or any Subsidiary which is either (A) contemplated by an approved construction budget for a Project or (B) taken on behalf of ACT I, ACT II or any Subsidiary in the ordinary or normal course of business of such entity and which does not cause any such construction budget to be exceeded.

(g) Tax Returns. The Company has filed all tax returns (federal, state and local) required to be filed by the Company, and the copies of such tax returns delivered to Purchaser pursuant to Section 3.1(d) hereinabove are true and correct copies of those actually filed. The Company was not required to file, and did not file, tax returns for any year prior to 2003.

(h) Contracts.

(i) There are no contracts or agreements to which the Company is a party or by which the Company is bound, except for the Company Contracts listed on Exhibit “C” attached hereto (other than any ACT I Contracts or ACT II Contracts to which the Company may be bound solely as a result of the Company being a member in ACT I or ACT II or having entered into contracts or taken other action on behalf of ACT I, ACT II or any Subsidiary which are either (A) contemplated by an approved construction budget for a Project or (B) executed on behalf of ACT I, ACT II or any Subsidiary in the ordinary or normal course of business of such entity and which do not cause any such construction budget to be exceeded).

(ii) The Company Contracts referenced in Exhibit “C” (other than those referred to in Paragraph 1 of Exhibit “C”) have not been modified or amended, except as set forth on Exhibit “C” attached hereto, except as contemplated in Section 4.2(l).

(iii) To the Sellers Knowledge, neither the Company nor any other party to any Company Contract is in default under any such contract referenced in Paragraphs 2, 3 and 4 of Exhibit “C”, and no event or condition has occurred which, with the giving of notice and/or lapse of time, would constitute such a default. No written notice of default on the part of any party to any Company Contract has been sent by or received by Sellers or the Company.

(i) Information. All of the Submission Materials delivered to Purchaser pursuant to Sections 3.1(a), (e), (f) and (g) hereinabove are true, correct and complete copies of the same that the Company has in its files, including any supplement, update, modification or amendment thereto. All of the Submission Materials delivered to Purchaser pursuant to Sections 3.1(b), (d) and (h) hereinabove are true, correct and complete and have not been supplemented, updated, modified or amended. To Seller’s Knowledge, no facts, documents or instruments exist which have not been disclosed, provided to or made available to Purchaser which would cause any information delivered by Sellers to Purchaser hereunder to materially adversely misrepresent the Company or the Interests.

(j) Titan Representatives. Stuart R. Davis and Anthony J. Patinella, Jr. are the representatives of Titan I who are familiar with and responsible for the business and operations of Titan I.

(k) Company Assets. Sellers have no right, title or interest in or to the assets, books and records of the Company, except for any indirect interest therein derived through (and constituting a part of) the Titan I Ownership Interest and/or the Patinella Ownership Interest.

Section 6.2 Representations and Warranties by Sellers Regarding ACT I, ACT II, the Subsidiaries and the Properties. Sellers hereby jointly and severally represent and warrant to Purchaser that, as of the date hereof and (except as otherwise limited hereinbelow) at Closing (and wherever any such representations or warranties are limited to “as of the date hereof”, such representations and warranties will be deemed remade by Sellers as of the Closing Date unless and to the extent that, prior to Closing Sellers notify Purchaser in writing of any modification to such representation reflecting current facts not existing as of the date hereof):

(a) Legal Action. To Seller’s Knowledge, as of the date hereof there is no decree, judgment, action, suit or proceeding pending or threatened against ACT I, ACT II, the Subsidiaries or the Properties in any court or by or before any other governmental agency or instrumentality, other than as set forth and described on Exhibit “I” attached hereto.

(b) Debts, Liabilities and Obligations. Neither ACT I, ACT II nor any Subsidiary has any debts or obligations which were entered into or incurred by the Company, Sellers (or either of them), any Affiliate of Sellers, or Stuart R. Davis, on behalf of ACT I, ACT II or any Subsidiary which are not embodied within the contracts set forth on Exhibits “G” and “H” attached hereto. To Seller’s Knowledge, as of the date hereof, no claims have been made or threatened against ACT I, ACT II or any of the Subsidiaries for any liability that is not embodied in or does not arise from the ACT I Contracts or the ACT II Contracts, except as identified on Exhibit “I” attached hereto.

(c) Contracts.

(i) There are no service contracts, construction contracts, architect agreements, maintenance contracts, brokerage agreements, management contracts, agency agreements, employment agreements, debt instruments or any other contracts or agreements to which ACT I, the ACT I Subsidiaries or the ACT I Projects are a party or by which ACT I, the ACT I Subsidiaries or the ACT I Projects are bound and which were entered into by the Company, Sellers (or either of them), any Affiliate of Sellers, or Stuart R. Davis on behalf of ACT I, or any ACT I Subsidiary, except for the ACT I Contracts listed on Exhibit “G” attached hereto.

(ii) There are no service contracts, construction contracts, architect agreements, maintenance contracts, brokerage agreements, management contracts, agency agreements, employment agreements, debt instruments or any other contracts or agreements to which ACT II, the ACT II Subsidiary or the ACT II Project are a party or by which ACT II, the ACT II Subsidiary or the ACT II Project are bound and which were entered into by the Company, Sellers (or either of them), any Affiliate of Sellers, or Stuart R. Davis on behalf of ACT II or the ACT II Subsidiary, except for the ACT II Contracts listed on Exhibit “H” attached hereto.

(iii) To Seller’s Knowledge, the ACT I Contracts and ACT II Contracts described on Exhibits “G” or “H” have not been modified or amended, except for waivers and amendments that are not material and that arise through course of conduct, except as set forth on such exhibits.

(iv) To Seller’s Knowledge, as of the date hereof, neither ACT I, ACT II or any Subsidiary or any other party to any material ACT I Contract or ACT II Contract is in material default under any such contract, and no event or condition has occurred which, with the giving of notice and/or lapse of time, would constitute such a material default. No written notice of any material default on the part of any party to any of such contracts has been sent by or, as of the date hereof, received by Sellers or the Company, or, to Seller’s Knowledge, by ACT I, ACT II or the Subsidiaries.

(d) Condemnation. To Seller’s Knowledge, as of the date hereof, there is no pending or threatened condemnation or eminent domain proceedings that would affect any part of the Properties, other than the condemnation proceeding set forth and described on Exhibit “J” attached hereto.

(e) Compliance with Laws; Permits. As of the date hereof, no notice has been received by Sellers or the Company from any governmental authority which has not been withdrawn, lapsed or cured to the effect that (i) any zoning law, ordinance or regulation has been violated by the current operation, occupancy or use of any of the Properties, (ii) any federal, state or municipal law, ordinance or regulation has been violated by the current operation, occupancy or use of any of the Properties or (iii) any currently required permits (or any permits which Sellers know will be required in the future) have not been issued and paid for or are not in full force and effect, in each case.

(f) Environmental Matters. Except as set forth in any environmental report obtained by ACT I, ACT II or any Subsidiary which has been delivered to Purchaser, any of the other members in ACT I or ACT II, or any Affiliates of

Purchaser or the other members in ACT I or ACT II, to Seller’s Knowledge, no hazardous substances have been released, disposed of, or identified on, under or at, any of the Properties in violation of any applicable federal, state or municipal law, ordinance or regulation. As of the date hereof, Sellers have not received any currently effective written notice from any governmental authority that any of the Properties is in violation of any applicable federal, state or municipal law, ordinance or regulation regarding hazardous substances. To Seller’s Knowledge, the Properties are not in violation of any applicable federal, state or municipal law, ordinance or regulation regarding hazardous substances.

Section 6.3 Purchaser’s Warranties and Representations. Purchaser does hereby warrant and represent to Seller that:

(a) Organization and Existence. Purchaser is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b) Power and Authority. Purchaser has the requisite power and authority to execute and deliver this Agreement and all agreements and other documents provided for herein or contemplated hereby and to perform and discharge all of Purchaser’s obligations hereunder and thereunder. All requisite limited liability company actions necessary to authorize Purchaser to execute and deliver this Agreement and all agreements and other documents provided for herein or contemplated hereby and to perform and discharge all of Purchaser’s obligations hereunder and thereunder have been taken. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with its terms will not violate any provision of Purchaser’s organization documents. The persons executing this Agreement on behalf of Purchaser have the power to act on behalf of Purchaser and the execution of this Agreement by such persons has been duly authorized.

(c) Valid and Binding. This Agreement is and, when executed and delivered in accordance herewith, all documents to be executed and delivered by Purchaser as required or contemplated hereby will be the valid and binding obligations of Purchaser.

(d) No Conflict. Neither the execution nor delivery of this Agreement or the other agreements and documents to be executed by Purchaser as provided for herein or contemplated hereby conflicts with any contract, agreement, order, decree, law, regulation, or other matter or obligation to which Purchaser is a party or otherwise bound.

(e) Consents Obtained. Any consents required for the execution and delivery of this Agreement by Purchaser or the performance by Purchaser hereunder have been or will be obtained by Purchaser prior to Closing.

Section 6.4 Survival of Representation and Warranties. The warranties and representations made in Sections 6.1, 6.2 and 6.3, shall survive the Closing for one (1) year after the Closing. Any action based on the warranties and representations made in Sections 6.1, 6.2 and 6.3 shall be required to be filed within one (a) year after the Closing and, if not so filed, shall be forever waived and relinquished.

Section 6.5 Sellers’ Covenants. Sellers hereby jointly and severally covenant to and agree with Purchaser as follows (which covenants shall survive the Closing):

(a) Seller will not take any action, or fail to take any action which reasonably should be taken, which would cause any representation or warranty of Sellers under this Agreement to be incorrect or untrue; and

(b) Sellers will immediately notify Purchaser of any decree, judgment, action, suit, proceeding or bankruptcy pursuant to Sections 6.1(c), 6.1(d) or 6.2(a) hereinabove of which Sellers gain knowledge following the date hereof (other than notices delivered by ACT I, ACT II or their respective Affiliates).

ARTICLE VII

ASSIGNMENT

Purchaser may assign its rights under this Agreement to an Affiliate of Purchaser, provided that Purchaser gives written notice of such assignment to Sellers. No assignment by Purchaser shall relieve Purchaser of any obligation hereunder. In the event of an assignment by Purchaser, such assignee shall thereafter be the “Purchaser” under this Agreement.

ARTICLE VIII

DEFAULT; REMEDIES

Section 8.1 Purchaser’s Default. If, on the Closing Date, Purchaser fails to close and consummate the transaction contemplated hereby in accordance with the terms hereof, Seller, as its sole and exclusive remedy therefor, may terminate this Agreement by written notice to Purchaser. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Notwithstanding any contrary provisions of this Agreement, Sellers waive any other remedy against Purchaser for any default hereunder which occurs prior to or at the Closing, including any right to seek or recover damages for any such default.

Section 8.2 Seller’s Default. If, on or prior to the Closing Date, (i) Sellers (or either of them) defaults in any of the covenants, agreements or obligations to be performed by Sellers under this Agreement prior to, on or as of the Closing Date (or at the Closing) or (ii) Sellers otherwise materially default hereunder and such other material default is not cured by the earlier of (A) the Closing Date or (B) the date which is ten (10) Business Days after notice of such default from Purchaser to Seller, then, and in any such events, Purchaser, as its sole remedy therefor, may either (1) seek specific performance of Seller’s obligations hereunder and/or other equitable remedies available to Purchaser or (2) terminate this Agreement by written notice to Seller. If Purchaser shall elect to terminate this Agreement then, upon such election, neither party shall have any further rights or obligations hereunder other than those, if any, which expressly survive the termination of this Agreement. Notwithstanding any contrary provisions of this Agreement, Purchaser waives any other remedy against Sellers for any default hereunder which occurs prior to or at the Closing, including any right to seek or recover damages for any such default.

Section 8.3 Post-Closing Breach or Default. If either party (the “Breaching Party”) shall (a) default in the performance of any duty or obligation under this Agreement which survives the Closing and which is to be performed after the Closing, (b) default in the performance of any duty or obligation under any other agreement or document to be executed by the Breaching Party pursuant to this Agreement and delivered at the Closing as provided for herein or contemplated hereby which survives the Closing, or (c) breach any representation or warranty of the Breaching Party under this Agreement or any document executed in connection with this Agreement which survives the Closing, then in addition to any remedies for such default specifically provided herein or in such other document, the other party (the “Non-Breaching Party”) shall be entitled to all remedies normally available at law or in equity on account of such default; provided, however, that, except for claims arising under Section 4.2(k), 4.2(l) and 4.2(m), the Non-Breaching Party shall not make any claim under this Section 8.3 following the Closing unless the damages suffered or to be suffered by the Non-Breaching Party as a result of the default or breach of the Defaulting Party exceeds the sum of $25,000.00 (with respect to any single or related claim) and/or the sum of $75,000.00 (with respect to numerous claims in the aggregate). The Non-Defaulting Party’s preceding to Closing hereunder shall not be deemed a waiver of any default or breach existing on the part of the Breaching Party prior to Closing. The terms and provisions of this Section 8.3 shall survive the Closing.

Notwithstanding any contrary provision of this Agreement, the total amount of Sellers’ liability under this Agreement pursuant to Section 6.2, Section 4.3(a)(ii) (to the extent such liability results from a Claim related to any breach of Sellers, or either of them, under Section 6.2 of this Agreement) and Section 8.3(c) (to the extent of any liability resulting from a breach under Section 6.2 of this Agreement) of this Agreement shall not exceed the aggregate sum of $500,000.00, less any sums previously actually recovered by Purchaser from Guarantor pursuant to those provisions or from Guarantor and/or Sellers pursuant to the same provisions of that certain other Purchase and Sale Agreement of even date with this Agreement executed by Sellers, Guarantor and RAP-RSVP Titan 5 LLC (the “Other Agreement”).

Notwithstanding any contrary provision of this Agreement, the total amount of Sellers’ liability under this Agreement shall not exceed the aggregate sum of (i) the amount of the Purchase Price actually received by RAP-RSVP Titan 5 LLC or its assignee under the Other Agreement, plus (ii) $5,726,367.00, less (iii) any sums actually recovered by Purchaser from Guarantor pursuant to the Guaranty or actually recovered by RAP-RSVP Titan 5 LLC from Sellers or Guarantor under the Other Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given if delivered by: (a) personal delivery, (b) successful and confirmed facsimile transmission, (c) commercial courier service, or (d) registered or certified mail, return receipt requested, addressed to the party for whom it is intended at its address hereinafter set forth. All such notices shall be deemed given when actually delivered in any of the foregoing manners or when such delivery is refused when tendered at such address.

To the Sellers:	Titan Investments I, LLC
4725 South Monaco Court, Suite 340
Denver, Colorado 80237
Attention: Stuart R. Davis
Telephone: (720) 528-7650
Facsimile: (720) 528-7654

Anthony J. Patinella, Jr.
4725 South Monaco Court, Suite 340
Denver, Colorado 80237
Telephone: (720) 528-7650
Facsimile: (720) 528-7654

with a copy to:	James E. Culhane
Davis Graham & Stubbs, LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-7397
Facsimile: (303) 893-1379

To the Purchaser:	RAP Student Housing Properties, LLC
c/o American Campus Communities
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746

Facsimile: 512-732-2450

with copies to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Yaacov M. Gross
Telephone: 212-728-8000
Facsimile: 212-728-8111

And to:

Glast, Phillips & Murray, P.C.
2200 One Galleria Tower
13355 Noel Road
Dallas, Texas 75240
Attention: R. Craig Warner
Telephone: 972-419-8300
Facsimile: 972-419-8329

Either party may change its address or addresses for notices by written notice given in accordance with the provisions of this Section. The attorney for any party may send notices on that party’s behalf. The terms and provisions of this Section 9.1 shall survive the Closing.

Section 9.2 Governing Law; Jurisdiction and Venue.

(a) This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without regard to conflict of law principles.

(b) For the purposes of any suit, action or proceeding involving this Agreement, Purchaser hereby expressly submits to the jurisdiction of all federal and state courts sitting in New York County, New York and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed.

The terms and provisions of this Section 9.2 shall survive the Closing

Section 9.3 Further Assurances. In addition to the obligations required to be performed hereunder by Sellers and Purchaser at or prior to the Closing, each party, from and after the Closing, shall execute, acknowledge and/or deliver such other instruments, as may reasonably be requested in order to effect or confirm the transaction provided for herein in the manner intended hereby; provided, however, that the foregoing provisions of this Section 9.3 shall not obligate either party to execute, acknowledge or deliver any instrument which would or might impose upon such party any additional liability or obligation (beyond that imposed upon on it under the documents delivered by such party at the Closing and the other provisions of this Agreement which survive the Closing). The terms and provisions of this Section 9.3 shall survive the Closing.

Section 9.4 Successors. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to and be binding upon, and inure to the benefit of Sellers and Purchaser, their successors and permitted assigns. The terms and provisions of this Section 9.4 shall survive the Closing.

Section 9.5 No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Purchaser and Sellers and their permitted assigns. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Purchaser and Sellers and their permitted assigns any rights of any nature whatsoever. The terms and provisions of this Section 9.5 shall survive the Closing.

Section 9.6 Entire Agreement. This Agreement, together with the documents and instruments executed and delivered in connection herewith, sets forth the entire agreement between Purchaser and Sellers relating to the transactions contemplated hereby and all other prior or contemporaneous agreements, understandings, representations or statements, oral or written, relating directly to the transactions contemplated hereby are superseded hereby.

Section 9.7 Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained herein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

Section 9.8 Modification. This Agreement and the terms hereof may not be changed, waived, modified, supplemented, canceled, discharged or terminated orally, but only by an instrument or instruments in writing executed and delivered by Purchaser and Sellers.

Section 9.9 Captions; Interpretation.

(a) The captions in this Agreement are inserted for convenience of reference only and are not intended to define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. All references to “Articles” and “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise.

(b) As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular as the context may require.

(c) The use of the term “including” shall mean in all cases “including but not limited to” unless specifically designated otherwise.

(d) No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

Section 9.10 Execution. This Agreement may be executed in counterparts and, when counterparts of this Agreement have been executed and delivered by each of the parties as provided in this Section, this Agreement shall be fully binding and effective, just as if each of the parties had executed and delivered a single counterpart of this Agreement. Without limiting the manner in which execution of this Agreement may be accomplished, execution of this Agreement by any party may be effected by facsimile or PDF transmission of a signature page of this Agreement executed by such party. Any party which effects execution by facsimile or PDF transmission shall also promptly deliver to the other parties the counterpart physically signed by such party, but the failure of any party to furnish such physically signed counterpart shall not invalidate the execution of this Agreement effected by facsimile or PDF transmission.

Section 9.11 No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. The terms and provisions of this Section 9.11 shall survive the Closing.

Section 9.12 Time of Essence. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT AND ALL OF THE COVENANTS AND OBLIGATIONS OF THE PARTIES HEREUNDER.

Section 9.13 Intentionally Omitted.

Section 9.14 Survival. No warranty, representation or obligations of any party to this Agreement shall survive the Closing or termination of this Agreement, except as otherwise specifically set forth herein. The warranties, representations and obligations of any party to this Agreement set forth in any document executed by such party at or in connection with the Closing shall survive the Closing.

Section 9.15 Waiver of Jury Trial. THE PARTIES HEREBY AGREE TO WAIVE THE RIGHT TO A JURY TRIAL AS TO ANY LITIGATION INVOLVING ANY DISPUTE RELATING TO, OR THE ENFORCEMENT OF, THIS AGREEMENT OR ANY PROVISION OF THIS AGREEMENT. UNLESS OTHERWISE AGREED BY THE PARTIES AT THE TIME, ANY SUCH LITIGATION SHALL BE TRIED TO THE COURT. The terms and provisions of this Section 9.15 shall survive the Closing.

Section 9.16. Inclusion of Information. Sellers hereby consent to the attachment of this Agreement to the Registration Statement Form S-11 of American Campus Communities, Inc. and the disclosure of the terms of this Agreement in such Registration Statement.

IN WITNESS WHEREOF, this Agreement has been entered into as of the Effective Date.

SELLERS:

TITAN INVESTMENTS I, LLC

By:	/s/ Stuart R. Davis
Name:	Stuart R. Davis
Title:	President
Date:	7/27/04

/s/ Anthony J. Patinella
ANTHONY J. PATINELLA, JR.

PURCHASER:

RAP STUDENT HOUSING PROPERTIES, LLC

By:	/s/ Frank Adipietro
Name:	Frank Adipietro
Title:	Authorized Officer
Date:	7/27/04

GUARANTY

The undersigned (“Guarantor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material consideration to Purchaser (without which Purchaser would not enter into or consummate the foregoing Purchase and Sale Agreement which is hereinafter called the “Agreement”) hereby unconditionally and irrevocably guarantees to Purchaser the timely payment and performance of all of the duties and obligations of Titan I under the Agreement which survive the Closing, including without limitation the indemnity obligations of Titan I hereunder and duties and obligations arising from any breach of a representation or warranty by Titan I hereunder, as such duties and obligations of Titan I under the Agreement are expressly limited pursuant to the terms and provisions of the Agreement.

Notwithstanding any contrary provisions of this Guaranty, the total amount of Guarantor’s liability under this Guaranty pursuant to Section 6.2, Section 4.3(a)(ii) (to the extent such liability results from a Claim related to any breach of Sellers, or either of them, under Section 6.2 of this Agreement) and Section 8.3(c) (to the extent of any liability resulting from a breach under Section 6.2 of the Agreement) of the Agreement shall not exceed the aggregate sum of $500,000.00, less any sums previously actually recovered by Purchaser from Sellers pursuant to those provisions or from Guarantor and/or Sellers pursuant to the same provisions of that certain other Purchase and Sale Agreement of even date with the Agreement executed by Sellers, Guarantor and RAP-RSVP Titan 5 LLC

Guarantor represents to Purchaser as follows as of the date hereof and (except as otherwise expressly limited hereinbelow) at Closing:

(i) Guarantor is the sole Manager of the Company;

(ii) Guarantor owns a majority of the ownership interest in Titan I;

(iii) Guarantor will receive a material benefit from Titan I’s execution and performance of this Agreement;

(iv) The execution and delivery of this Guaranty and the performance by Guarantor of its obligations hereunder do not (a) conflict with any provision of any law or regulation applicable to Guarantor; or (b) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Guarantor is a party or by which Guarantor is bound or any order or decree applicable to Guarantor. No consents, approvals, authorizations or orders of any court or governmental agency or body are required for the execution, delivery and performance by Guarantor of this Guaranty.

(v) As of the date hereof, there is no decree, judgment, action, suit or proceeding pending, or to Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Guarantor to perform its obligations under this Guaranty. As of the date hereof, there are no actions, suits or proceedings pending, or any order, injunction or decree outstanding or existing that relates to, or has been brought against the Guarantor;

(vi) Guarantor has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor, as of the date hereof, has any such petition been filed against Guarantor.

This Guaranty shall survive the Closing. This Guaranty shall be a continuing Guaranty, and shall not be discharged, impaired, or affected by the release or agreement not to sue without reservation of rights of anyone liable in any way for the performance of the obligations of Titan I under the Agreement. This Guaranty shall remain and continue in full force and effect notwithstanding the institution by or against Titan I, or any of its partners, shareholders, officers, directors, members or managers, of bankruptcy, reorganization, readjustment, receivership, or insolvency proceedings of any nature. The obligations of Guarantor to Purchaser hereunder are direct and independent of any obligations of Titan I to Purchaser. Notwithstanding any contrary provisions of this Guaranty, Guarantor shall have no greater liability hereunder than Sellers have under the Agreement, and the liability of Guarantor under this Guaranty is subject to all applicable limitations on the liability of Sellers under the terms of the Agreement, including those limitations provided in Section 6.4 and Section 8.3 of the Agreement.

/s/ Stuart R. Davis
STUART R. DAVIS

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

This instrument was acknowledged before me on July 27, 2004 by STUART R. DAVIS.

/s/ Elizabeth J. Weidenhamer
NOTARY PUBLIC, IN AND FOR THE STATE OF COLORADO

My Commission Expires:
April 3, 2005	Elizabeth J. Weidenhamer
(Printed Name of Notary)

EXHIBIT “A”

ACT I SUBSIDIARIES AND PROJECTS

SUBSIDIARIES:	PROJECTS:

ACT-University Village at Boulder Creek, LLC	The University Village at Boulder Creek, Boulder, Colorado

ACT-Village at Fresno State, LLC	The Village at Fresno, Fresno, California

ACT-Village at CSU, LLC	The Village at CSU, San Bernardino, California

ACT-University Village at Boulder Creek Manager LLC

Titan Management I, LLC

EXHIBIT “B”

ACT II SUBSIDIARY AND PROJECT

SUBSIDIARY:	PROJECT:

ACT-Village at Temple LLC	University Village at TU, Philadelphia, Pennsylvania